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                                                                   EXHIBIT 10.66

                                 PROMISSORY NOTE


INSURER ADDRESS:           American International Specialty Lines Insurance
                           Company
                           Harborside Financial Center
                           401 Plaza Three, 4th Floor
                           Jersey City, NJ 07311

DATE:                      June 18, 1999

PRINCIPAL ADDRESS:         Leisure Time Casinos & Resorts
                           1284 Miller Road
                           Avon, Ohio 44011-1100


PROMISE TO PAY. In return for value I will and expect to receive on or before June 25, 1999 the amount of $3,400,000 received, I promise to pay $3,550,000, plus interest on the balance due, at the rate of 7.6% per year, from the above date until this Note is paid in full. If more than one person signs this Note, the word "I" shall mean each person who signs this Note. If such $3,400,000 payment is not received this Note shall be null & void.

The payments will be made to the order of:

INSURER (referred to as "You") at:

A.I. Credit Corp.
160 Water Street
New York, New York 10038

PAYMENTS. I promise to pay you $308,153 on the 18th of each month beginning July 18th. I have the right to pay the entire balance due plus interest accrued to date at that time.

DEFAULT. I must make the payments required by this Note within five (5) days of the due date; otherwise you may declare that the Note is in default. No notice of default is required. Upon default, I must immediately pay you the entire balance and interest due to the date of payment plus all costs of collection, including reasonable attorney fees. Each person who signs this Note is separately liable for the full amount.

GOVERNING LAW. This note will be governed by and interpreted under the laws of the State of New York.

WAIVER OF RIGHTS. I give up my right to require that you do certain things. These are: (1) to demand payment (called "presentment"); (2) to notify me of non-payment (called "Notice of Dishonor"); (3) to obtain an official certified statement showing non-payment (called a


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"protest"). These rights are also given up by all others who are liable on this
Note (such as guarantors and endorsers). You do not give up your right to declare a default due to any previous delay or failure to declare a default.



/s/ Diana L. Arundale                      /s/ Elden Rance, EVP
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                                           Corporate


Diana L. Arundale
Notary Public
Commission Expires 7/8/05                  -------------------------------------
Notary                                     Individual



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Notary                                     Individual



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